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                                                                     Exhibit 4.8


                              IEC HOLDINGS LIMITED
                            1997 SHARE OPTION SCHEME

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                    IEC HOLDINGS LIMITED SHARE OPTION SCHEME


1.      DEFINITIONS

        In these rules the following words and expressions shall have the following meanings:

(a) "Adoption Date", the date on which the Scheme is adopted by the Company in general meeting.

(b) "Auditors", the auditors for the time being of the company (acting as experts and not as arbitrators).

(c) "Board", the board of directors of the Company or, except in Rule 9, a duly constituted committee thereof, including that contemplated by Rule 3(c).

(d)     "Company", IEC Holdings Limited.

(e) "Consumer Price Index", the Consumer Price Index published by the Central Statistics Office of Ireland (base 100 as at mid November 1968) or any replacement substitute index.

(f) "Control", has the same meaning as in Section 158 of the Corporation Tax Act, 1976.

(g) "Date of Grant", the date on which an Option is, was, or is to be granted under the Scheme.

(h) "Eligible Employee", any employee of any Participating Company who is required to devote to his duties not less than 20 hours per week (excluding meal breaks) provided such employee is not, at the intended Date of Grant within three years of the expected date or retirement of such employee.

(i) "Financial Year", has the meaning given to it by Section 2 of the Companies Act, 1963.

(j) "Option", a right to subscribe for Shares granted (or to be granted) in accordance with the Rules of this Scheme.

(k)     "Participant",

        (i)    any Eligible Employee; or

        (ii) any director of the Company who, at the adoption date does not hold any shares in the company.

(l) "Participating Company", the Company and any other company of which the Company has Control and which is for the time being nominated by the Board to be a Participating Company.



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(m)     "Scheme", the Share Option Scheme constituted and governed by these
        Rules as from time to time amended.

(o) "Share", an ordinary (Pound Sterling) 1.00 in the capital of the Company or any such denomination as may be ascribed to the ordinary shares in the capital of the Company for the duration of this Scheme.

(p)     "Subscription Price", has the meaning given to it in Rule 3(i).

(q) "Subsidiary Undertaking", has the meaning given to it by the European Communities (Companies: Group Accounts) Regulations 1993.

(r) "Subsisting Option", an Option which has neither lapsed nor been exercised.

(s) "Year of Assessment", a year beginning on any 6 April and ending on the following 5 April.

2.      CONSTRUCTION

        Where the context so admits, any reference in these rules to:

(a) the singular shall be construed as if it referred also to the plural and vice versa;

(b) the masculine gender shall be construed as though it referred also to the female gender; and

(c) to a statute or statutory provision shall be construed as if it entered also to that provision as for the time amended or re-enacted.

3.      GRANT OF OPTIONS

(a) At any time not earlier than the Adoption Date nor later than the fifth anniversary thereof, the Board shall in its absolute discretion select any number of individuals who may at the intended Date of Grant be Participants and, subject to acceptance of the grant in the manner hereinafter specified, resolve to grant Options to acquire Shares in the Company.

(b)     Each such resolutions shall:

        (i) state the date (being not later than 21 days after the passing of the resolution) by which an acceptance of the grant of Option must be given accompanied by the consideration thereof, which shall IR (Pound Sterling) 1.00 for each option;

        (ii) state the Subscription Price at which Shares may be acquired on the exercise of any Option granted which shall be determined by the Board but shall not be less than the greater of:

               (1) the Market Value of the Share on the day the resolution to grant the Option is passed or if there is no such Market Value on that date, the last dealt price;



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               (2)    the nominal value of the Share on that day;

        (iii) irrevocably authorise the Secretary of the Company or a Director of the Company to do all acts or things necessary or requisite to give effect to the grant of the Option.

(c) As soon as possible after Options have been granted the Board shall issue an Option certificate in respect of each Option in such form, not inconsistent with these Rules, as the Board may determine.

(d) No Option may be transferred, assigned or charged and any purported transfer, assignment or charge shall cause the Option to lapse forthwith. Each Option certificates shall carry a statement to this effect.

(e) For the avoidance of doubt, this Scheme shall expire 5 years after the passing of the resolution by the members of the Company in general meeting adopting the Scheme.

(f) No Participant shall be entitled as of right to participate in the Scheme and the decision as to who shall have the opportunity of participating and the time and extent of his participation will, subject to the Scheme, be made by the Board at its absolute discretion.

4.      LIMITATION ON GRANTS

        No Option shall be granted pursuant to rule 3 above if such grant would result in the aggregate of:

        (i) the number of Shares over which Subsisting Options have been granted under this Scheme; and

        (ii) the number of Shares which have been issued on the exercise of Options granted under this Scheme exceeding 50,000 shares.


5.      EXERCISING OF OPTIONS

(a) Subject to Rule 8 below and save as provided by Rule 6, any Option which has not lapsed may be exercised in whole or in part at any time following the granting of the option.

(b)     An Option shall lapse on the earlier of the following events:

        (i) on the passing of the date specified in the resolution referred to in Rule 3(b) without the acceptance by the Participant having been received by the Company and the consideration for the Option not having been paid as specified;

        (ii)   the fifth anniversary of the Date of Grant;

        (iii)  in the event of the death of an Option holder;



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        (iv)   in the event of the Option holder ceasing to be an employee or a director of any Participating Company by reason of injury, disability, redundancy or retirement, three months following the Option holder ceasing to be a director or employee of any Participating Company;

        (v) in the event of an Option holder ceasing to be an employee or a Director of any Participating Company other than by reason of death, injury, disability, redundancy or retirement, such date thereafter as the Board in its discretion may (but need not) specify, provided that:

               (1) it shall not be later than three months following the Option holder ceasing to be a director or employee as aforesaid; and

               (2) if the Board does not so specify, the Option shall lapse on the Option holder ceasing to be a director or employee as aforesaid;

        (vi) in the event of the Option holder ceasing to be an employee or a Director of any Participating Company, other than by reason of death, holdings Options which are not exercisable, on the Option holder ceasing to be a Director or employee as aforesaid.

        (vii) sixty days after the Option has become exercisable in accordance with Rule 6;

        (viii) the Option holder being adjudged bankrupt.

(c) Upon a person ceasing to be an employee or Director of any Participating Company, such person shall have no entitlement to claim, and no Participating Company will have any liability in respect of, any loss, actual or alleged arising by reason of or on account of the lapse of the Options formerly held by such person.

(d) For the avoidance of doubt, Options, once granted may not be cancelled by agreement between the company and the Options holder, nor may an Option holder surrender his Options to the Company.


6.      TAKEOVERS AND LIQUIDATIONS

(a) If under Section 201 of the Companies Act, 1963, the court sanctions a compromise of arrangement proposed for the purpose of or in connection with a scheme for the reconstruction of the Company or its amalgamation with any other company or companies, any subsisting Option may be exercised within sixty days of the court sanctioning the compromise or arrangement.

(b) If any person becomes bound or entitled to acquires Shares in the Company under Section 204 of the Companies Act, 1963 any subsisting Option may be exercised at any time within sixty days of that person becoming so bound or entitled.



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(c)     If the Company passes a resolution for voluntary winding up, any
        Subsisting Option maybe exercised within sixty days of the passing of the resolutions.

(d) The exercise of an Option pursuant to the preceding provisions of this Rule 6 shall be subject to the provision of Rule 8 below.


7.      VARIATION OF SHARE CAPITAL

        In the event of any capitalisation or rights issue or any consolidation, sub-division or reduction of capital by the Company, the number of Shares subject to any Option and the Subscription Price for each of those Shares shall be adjusted in such manner as the Auditors confirm in writing to be in their option fair and reasonable provided that:

        (a) the aggregate amount payable on the exercise of an Option is full is not increased.

        (b) the Subscription Price for a Share is not reduced below its nominal value.

8.      MANNER OF EXERCISE OF OPTIONS

(a) An Option shall be exercised by the Option Holder giving notice to the Company in writing of the number of Shares in respect of which he wishes to exercise the Option accompanied by the appropriate payment and the relevant Option certificate and shall be effective on the date of its receipt by the Company.

(b) Shares shall be allotted and issued pursuant to a notice of exercise within 30 days of the date of exercise. Save for any rights determined by reference to a date preceding in the date of allotment, such share shall rank pari passu with the other shares of the same class in issue at the date of allotment.

(c) When an Option is exercised in part, the balance shall remain exercisable on the same terms as originally applied to the whole option and a new option certificate shall be issued accordingly by the Company as soon as possible after the partial exercise.


9.      ADMINISTRATION AND AMENDMENT.

(a) The Scheme shall be administered by the Board whose decision on all disputes shall be final.

(b) The Board may from time to time resolve to amend these Rules provided that:

        (i) no amendment may detrimentally affect an Option holder as regards as option granted prior to the amendment being made.

        (ii) subject to Rule 9(c), no amendment, which is to the advantage of any participant or holder of an option, shall be made to the definitions of "Participant" and "Subscription Price" or to Rules 3, 4, 5, 6, 7, 8, and this Rule 9(b) without the prior approval of the Company in general meeting.


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(c)     The Board may amend the Scheme:

        (i) To enable the Scheme to obtain or maintain any approval of the Revenue Commissioners;

        (ii) to enable the Scheme to be consistent with guidelines for the time being of such bodies as the Board may decide represent the interest of Shareholders.

(d) The cost of establishing and operating the Scheme shall be borne by the Participating companies in such proportions as the Board shall determine.

(e) The Board may establish a committee of Directors of the board consisting of not less than three members to whom any or all of its powers in relation to the Scheme may be delegated PROVIDED HOWEVER that no member of such committee shall be a grantee or intended grantee of the particular Options granted or to be granted. The Board may at any time dissolve the committee, alter its constitution or direct the manner in which it shall act.

(f) Any notice or other communication under or in connection with the scheme may be given by the Company either personally or by post and to the Company either personally or by post to the secretary. Items sent by post shall be pre-paid and shall be deemed to have been received 72 hours after posting provided that the notices of acceptance of Option and notices of exercise of Option shall be deemed not to be received until actually received by the Company at its registered office.

(g) The Company shall at all times keep available sufficient authorised and unissued shares to satisfy the exercise to the full extent still possible of all Options which have neither lapsed nor been fully exercised, taking account of any other obligations of the company to issue unissued shares.

(h) Where an employee ceases to be an employee of the company, such cessation shall serve as a transfer notice in respect of the shares allotted under this Scheme and each employee shall undertake upon the grant of the options contained in this Scheme to provide the company with their written undertaking (in the form attached in Appendix I), to transfer their shares to the company and, that upon such cessation a share transfer form shall be completed by the employee in respect of shares obtained through the Scheme.

(i)     (1)    In accordance with the Articles of Association of the Company in existence at the date of adoption of this Scheme and rule 9(h) above, the company shall have the power to buy back its shares from any employees who have ceased to be employed by the company and who obtained shares through this Scheme.

        (2) In the event of the company failing to buy back the shares referred to in 9(h) and 9(i)(1) above, the shares shall be offered to the remaining shareholders of the company on a pro-rated basis according to their holdings at the time of the offer.


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        (3)    In the event of the shareholders failing to buy the shares on a pro-rated basis as referred to in 9(i)(2) above, the shareholders may continue to hold the shares obtained through this scheme.


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                                                                      APPENDIX I

                              IEC HOLDINGS LIMITED
                            1997 SHARE OPTION SCHEME

This Agreement is made the                  day of                       between


(the "Vendor" which expression shall include his executors and administrators)

of the one part and IEC HOLDINGS LIMITED having its registered office at Airport Industrial Estate, Santry, Dublin 9


(the "Company" which expression shall include its successor) of the other part.


WHEREAS:

A. The Company is a private limited company incorporated in the Republic of Ireland on the 24 day of August 1992 and it now has an authorised share capital of 1,000,000 shares of (Pound Sterling)1 of which 250,002 are issued and fully paid up in cash.

B.             The Vendor holds an option to subscribe for shares in the
               Company:

NOW IT IS HEREBY AGREED by and between the parties hereto as follows:


SECTION ONE - DEFINITIONS

1.1 In this Agreement, unless the context otherwise requires, the following words and expressions shall have the meanings appearing opposite.

               "the Call Option"        the Option granted to the Company
                                        pursuant to Clause 4.1.1.

               "other shareholders"     Shareholders of the Company other than
                                        the Vendor.

               "Part XI"                Part XI of the Companies Act, 1990.

               "Profits Available
               For Distribution"        as defined by Section 45(2) of the
                                        Companies (Amendment) Act, 1983.



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               "The Purchase Price"     the price of the share calculated in
                                        accordance with Section 6 hereof.

               "the Put Option"         the Option granted to the Vendor
                                        pursuant to Clause 4.1.2.

               "the Shares"             any or all of the Shares held by the
                                        Vendor in the capital of the Company at
                                        the date of the occurrence of the
                                        Specified Event.

               "the Specified Event"    The vendor ceasing to be an employee of
                                        the company.


SECTION 2 - CONDITIONS

2. This Agreement shall be conditional upon the vendor exercising his option to subscribe for shares in the company.


SECTION 3 - PART XI

3. It shall be a fundamental term of this Agreement that any obligations assumed by the Company under this Agreement shall at all times by subject to the provisions of Part XI and shall not be construed to require the Company to anything in breach of any of the provisions of Part XI.


SECTION 4 - PUT AND CALL OPTION

4.1 Subject to the provisions of Part XI and Section 5, on the occurrence of the Specified Event;

4.1.1 The Company shall be entitled to purchase the Shares from the Vendor at the Purchase Price; and

4.1.2 The Vendor shall be entitled to require the Company to purchase the Shares from the Vendor at the Purchase Price.

4.1.3 The Company may purchase the Shares only to the extent to which it can purchase the shares out of Profits Available for Distribution or to the extent to which it can otherwise purchase the Shares in accordance with the provisions of Part XI.

SECTION 5 - EXERCISE OF THE OPTION

5.1 The Call Option shall be deemed to be exercised forthwith upon the giving of notice in writing by the Company to the Vendor within six months from the occurrence of the Specified Event. The Put Option shall be deemed to

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               have exercise forthwith upon the giving of notice in writing by the Vendor to the Company within six months of the occurrence of the Specified Event.

5.2            A notice in writing in accordance with the provisions of Clause
               5.1 having been given by the Company or (as the case may be) by the Vendor, the Company pay to the Vendor by way of bankers draft the Purchase Price and in return for the payment therefore the Vendor shall furnish to the Company the share certificates in respect of the Shares and to all other acts necessary in order to pass title in the Shares, free from all liens, charges and encumbrances to the Company.


SECTION 6 - CALCULATION OF PURCHASE PRICE

Upon exercise of the Put Option or the Call Option the Purchase Price shall be determined by the auditors of the Company based on the market value of the shares on the day immediately preceding the occurrence of the Specified Event having reference to the most annual report and audited financial statements issued by the company. The determination by the auditors of the Purchase Price shall be final and binding. The auditors will act in this regard as experts and not as arbitrators and the provisions of the Arbitration Acts will not apply.


SECTION 7 - GENERAL

7.1 Any notice required to be given hereunder shall be in writing and shall be delivered by hand or sent by prepaid post to the party to whom such notice is to be given at its address a set out herein or such other address as such party may have notified in writing from time to time as its address for the purposes of notices hereunder) and if delivered by hand shall be deemed to have been received upon delivery, and if sent by post, shall be deemed to have been received forty eight hours after posting.

7.2 The captions in this Agreement are for convenience or reference only and shall not affect the construction or interpretation of this Agreement.

7.3 This Agreement is personal to the Company and the Vendor and shall not be assigned by either of them.

7.4 This Agreement may be rescinded by the passing of a Special Resolution by the Company in accordance with Section 217 of the Companies Act 1990.

7.5 This Agreement and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the laws of Ireland.


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7.6            If any term or provision of this Agreement shall be held to be illegal or unenforceable in whole or in part under any enactment or rule of law such term or provision shall to that extent be deemed not to form a part of this Agreement and the enforceability of the remainder hereof shall not be affected.


In witness whereof this Deed has been executed on the        day of           .

SIGNED SEALED AND DELIVERED
BY THE VENDOR
IN THE PRESENCE OF:





PRESENT WHEN THE COMMON SEAL
OF IEC HOLDINGS LIMITED
WAS AFFIXED HERETO:

                                           -------------------------------------

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                                                                     APPENDIX II

Certificate No. ___________________


                               OPTION CERTIFICATE
                              IEC HOLDINGS LIMITED


This is to Certify that


of ________ has been granted ________ under the company's 1997 Share Option Scheme, an option to subscribe for ________ fully paid Ordinary Shares of (Pound Sterling) 1 each at a Subscription price of (Pound Sterling) ________ per share in the above named company subject to the Memorandum and Articles of association of the said Company.

Given under the Common Seal of the Company


This                 day of                 19


                                                  Director


                                                  Secretary/Director